Exhibit 99.1

JOHNSON & JOHNSON REPORTS 2020 FIRST-QUARTER RESULTS:

•
Sales of $20.7 Billion reflecting strong growth of 3.3%, operational growth of 4.8%* and adjusted operational growth of 5.6%*, inclusive of the overall estimated negative impact of the COVID-19 pandemic

•	EPS of $2.17 increased 56.1%; adjusted EPS of $2.30 increased 9.5%*

•	Dividend increase of 6.3% announced

•	Long term fundamentals remain intact; 2020 Guidance lowered to reflect COVID-19 impact and related investments

New Brunswick, N.J. (April 14, 2020) - Johnson & Johnson (NYSE: JNJ) today announced results for first-quarter 2020. The Company also announced earlier today that its Board of Directors declared a 6.3% increase in the quarterly dividend rate, from $0.95 per share to $1.01 per share. At the new rate, the indicated dividend on an annual basis is $4.04 per share compared to the previous rate of $3.80 per share.

“With Johnson & Johnson’s century-plus history of leading in times of great challenge, we are mobilizing our resources across the Company in the fight against the COVID-19 pandemic,” said Alex Gorsky, Chairman and Chief Executive Officer. “Johnson & Johnson is built for times like this, and we are leveraging our scientific expertise, operational scale and financial strength in the effort to advance the work on our lead COVID-19 vaccine candidate. We are committed to beginning production at risk imminently and bringing an affordable and accessible vaccine to the public on a not-for-profit basis for emergency pandemic use.”

Mr. Gorsky continued, “I am both proud and amazed at the level of dedication that I have witnessed from our more than 132,000 employees as we have focused on delivering on our commitments and responsibilities to the patients and consumers we serve. Our strong performance in the first quarter reflects the efforts of our teams around the world and the sustainability of our business model. Today, our Board of Directors approved an increase in our quarterly dividend for the 58th consecutive year, underscoring our commitment to delivering value for our shareholders and the confidence we have in our business now and in the future.”

OVERALL FINANCIAL RESULTS:
1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
4 Excludes intangible amortization expense and special items

REGIONAL SALES RESULTS:

Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT COMMENTARY:

Consumer Health
Consumer Health worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 11.0%* driven primarily by over-the-counter products including TYLENOL and MOTRIN analgesics; upper respiratory products including ZYRTEC; digestive health products and ZARBEE’S NATURALS. Other contributors to growth were LISTERINE mouthwash in oral care products; NEUTROGENA and AVEENO in skin health/beauty products, as well as STAYFREE and o.b. in international women’s health. Consumer Health results across the majority of franchises were positively impacted by the increased demand related to the COVID-19 pandemic.

Pharmaceutical
Pharmaceutical worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 10.2%* driven by STELARA (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, DARZALEX (daratumumab), for the treatment of multiple myeloma, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, INVEGA SUSTENNA/XEPLION/INVEGA TRINZA/TREVICTA (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, ERLEADA (apalutamide), a next-generation androgen receptor inhibitor for the treatment of patients with prostate cancer, OPSUMIT (macitentan), an oral endothelin receptor antagonist indicated for the treatment of pulmonary arterial hypertension to delay disease progression, TREMFYA (guselkumab), a biologic for the treatment of adults living with moderate to severe plaque psoriasis, and PREZISTA/PREZCOBIX/REZOLSTA/SYMTUZA for the treatment of human immunodeficiency virus type 1 (HIV-1) infection. This growth was partially offset by biosimilar and generic competition, with declines primarily in international VELCADE (bortezomib), a proteasome inhibitor for the treatment of multiple myeloma, REMICADE (infliximab), a biologic approved for the treatment of a number of immune-mediated inflammatory diseases, and PROCRIT (epoetin alfa), a treatment for chemotherapy-induced anemia and patients with chronic kidney disease.

Medical Devices
Medical Devices worldwide operational sales, excluding the net impact of acquisitions and divestitures, declined by 4.8%* driven by the estimated net negative impact of the COVID-19 pandemic and the associated deferral of medical procedures to our Surgery, Orthopaedics, Interventional Solutions and Vision businesses.

NOTABLE NEW ANNOUNCEMENTS IN THE QUARTER:
The information contained in this section should be read in conjunction with Johnson & Johnson’s other disclosures filed with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. The reader is also encouraged to review all other news releases available online in the Investors section of the Company’s website at news releases.

Regulatory Approvals	ERLEADA (apalutamide) - European Commission (EC) Approves Expanded Use for Treatment of Patients with Metastatic Hormone-Sensitive Prostate Cancer	(press release)
	STELARA (ustekinumab) - EC Approves Expanded Use for Treatment of Pediatric Patients With Moderate To Severe Plaque Psoriasis	(press release)
Regulatory Submissions	Ponesimod - Submission of New Drug Applications to the U.S. Food and Drug Administration (FDA) and European Marketing Authorization for Treatment of Adults with Relapsing Multiple Sclerosis	(press release)
DARZALEX (daratumumab) - Submission to U.S. FDA for Combination with carfilzomib and dexamethasone (DKd) For Patients with Relapsed/Refractory Multiple Myeloma
Other
Lead Vaccine Candidate for COVID-19; Landmark New Partnership with U.S. Department of Health & Human Services; and Commitment to Supply One Billion Vaccines Worldwide for Emergency Pandemic Use; Announced

(press release)
XARELTO (rivaroxaban) -Landmark Phase 3 VOYAGER PAD Study of XARELTO Plus Aspirin Shows Significant Benefit in Patients with Symptomatic Peripheral Artery Disease (PAD) after Lower-Extremity Revascularization
(press release)
	Rilpivirine And Cabotegravir Results of Phase 3 FLARE Study Demonstrate the Safety and Efficacy of Long-Acting Injectable HIV Treatment Regimen through 96 Weeks	(press release)
	Rilpivirine and Cabotegravir 48-week Results of Phase 3b ATLAS-2M Study Demonstrate the Safety and Efficacy of Long-Acting Injectable HIV Treatment Administered Every Two Months	(press release)
	JNJ-6372 Granted U.S. FDA Breakthrough Therapy Designation for the Treatment of Non-Small Cell Lung Cancer	(press release)
	RPGR Gene Therapy Granted European Medicines Agency PRIME and Advanced Therapy Medicinal Product Designations for X-Linked Retinitis Pigmentosa	(press release)
	HEARTLINE launched, the First-of-its-Kind, Virtual Study Designed to Explore if a New iPhone® App and Apple Watch® Can Help Reduce the Risk of Stroke[1]	(press release)
1 iPhone and Apple Watch are trademarks of their respective owners

FULL-YEAR 2020 GUIDANCE:

Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.
The impact of COVID-19, inclusive of the related investments the Company is making to combat the pandemic, is included in the guidance below.

April 2020	January 2020
($ in Billions, except EPS)

Adjusted Operational Sales[1,2] Change vs. Prior Year	(3.0%) - 0.5%	5.0% - 6.0%
Operational Sales[2] Change vs. Prior Year	$79.2 to $82.2 (3.5%) - 0.0%	$85.8 to $86.6 4.5% - 5.5%
Estimated Reported Sales[3] Change vs. Prior Year	$77.5 to $80.5 (5.5%) - (2.0%)	$85.4 to $86.2 4.0% - 5.0%

Adjusted Operational EPS (Diluted)[2,4] Change vs. Prior Year	$7.65 to $80.5 (11.9%) - (7.3%)	$9.00 to $9.15 3.7% - 5.4%
Adjusted EPS (Diluted)[3,4] Change vs. Prior Year	$7.50 to $7.90 (13.6%) - (9.0%)	$8.95 to $9.10 3.1% - 4.8%
1 Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2 Non-GAAP financial measure; excludes the impact of translational currency
3 Calculated using Euro Average Rate: April 2020 = $1.09 Euro Average Rate: January 2020 = $1.11 (Illustrative purposes only)
4 Non-GAAP financial measure; excludes intangible amortization expense and special items

Other modeling considerations will be provided on the webcast.

WEBCAST INFORMATION:
Johnson & Johnson will conduct a conference call with investors to discuss this earnings release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investors section of the Company's website at events-and-presentations.

ABOUT JOHNSON & JOHNSON:
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

NON-GAAP FINANCIAL MEASURES:
*Operational sales growth excluding the impact of translational currency, adjusted operational sales growth excluding the net impact of acquisitions and divestitures and translational currency, as well as adjusted net earnings, adjusted diluted earnings per share and adjusted operational diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investors section of the Company's website at quarterly-results.

Copies of the financial schedules accompanying this earnings release are available on the Company’s website at quarterly-results. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can also be found in the Investors section of the Company's website at quarterly-results.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Press Contacts:    Investor Contacts:

Cristal Downing        Christopher DelOrefice        Lisa Romanko
(732) 524-3283        (732) 524-2955            (732) 524-2034
(908) 616-8833 (M)